CONSULTING AGREEMENT- JCW

This Consulting Agreement is by and between Indigo-Energy, Inc., **(IEI)**, a Nevada Corporation located at 701 N. Green Valley Pkwy, Suite 200, Henderson, NV 89074, and J. C. Walter, **(JCW)**, an individual, collectively referred to as "The Parties".

WHEREAS, IEI is a developer of energy related properties, and

WHEREAS, JCW has experience in corporate governance, financial reporting relating to public corporations and network relationships for business development opportunities;

NOW, THEREFORE, in consideration of the mutual covenants provided herein, the Parties agree as follows:

Services.
JCW will perform ongoing duties under the direction of IEI's President and Board of Directors under the following parameters:

1. Raising short term funding dollars to help meet immediate expenses
2. Developing a 6-month financial strategy to ensure IEI's solvency during that time period and beyond
3. Acting as a liaison with key shareholders and investors to improve communications with this group
4. Assisting with larger development deals tied to our "bundled" projects with IEI's management and staff.

Compensation. IEI shall compensate JCW for these services as follows:

1- Reimbursement for all approved business-related expenses commencing October 1,2007.
2- JCW shall receive restricted common stock in IEI within 30 days of date of signing this Agreement in an amount of five hundred thousand (500,000). Said shares are to be issued pursuant to SEC rule 144 and carry the appropriate legend in the name of Malapa Holdings, 589 McKendimen Rd., Medford, NJ 08055.

Independent Contractor and No Agency Relationship. JCW shall be compensated as an independent contractor with no employee relationship or agency and principal relationship and shall thereby be responsible for all its own taxes, insurance, licenses and fees and expenses related to its business and this Agreement.

Governing Law. This Agreement is being executed under and will be governed by the laws of the State of Nevada.

Term. The term of this Agreement is one-year commencing October 1, 2007.

IN WITNESS THEREOF, the Parties have executed this Agreement effective as of the date signed below.

For Indigo-Energy, Inc.

David Larson, President

10-12-07
Date

James C. Walter, Jr.

James C. Walter Jr., an individual

10/11/2007
Date

SSAN